Exhibit 4.4
Warrant No. __
WARRANT TO PURCHASE ORDINARY SHARES
OF
ALMA LASERS LTD.
THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS.
     Alma Lasers Ltd., a corporation organized under the laws of the State of Israel (together with its successors, the “Company”), hereby certifies that, for value received,                     (together with its successors and assigns and any transferee of this Warrant, and its successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”), to purchase from the Company, at any time or times on or after the date hereof, but not after 5:00 P.M., Israel time on March 23, 2016 (the “Expiration Date”),                     duly authorized, validly issued, fully paid, nonassessable Ordinary Shares (as defined below) (as further defined below, the “Warrant Shares”), which shall be adjusted or readjusted from time to time as provided in this Warrant, at an initial purchase price per share equal to $0.2325 (the “Initial Warrant Price”), which shall be adjusted or readjusted from time to time in connection with any share splits, share dividends, recaptializations or like transactions affecting the Ordinary Shares pursuant to the provisions contained in this Warrant (as adjusted, the “Warrant Price”); provided; however, that notwithstanding the foregoing, in no event shall the Warrant Price be reduced to a number that is less than the par value of the Ordinary Shares at the date of exercise of this Warrant.
     This Warrant is one of the Ordinary Shares purchase warrants (each, a “Warrant,” and collectively, the “Warrants,” with such term to include any warrants issued in substitution therefor) issued by the Company on March 23, 2006 (the “Closing Date”) pursuant to that certain Share Purchase and Redemption Agreement dated as of February 15, 2006 (as it may be amended from time to time, the “Purchase Agreement”) among the Company, Aesthetic Acquisition B.V. (the “Buyer”) and the Shareholders and Funds named therein. The Warrants represent a right to purchase an aggregate of                     ordinary shares of the Company, par value NIS 0.01 per share (the “Ordinary Shares”), subject to adjustment as provided herein. For purposes of this Warrant, “Holders” shall mean the holders of the Warrants and “Warrant Shares” shall mean the Company’s Ordinary Shares; provided, however, that if, in accordance with Section 2 hereof, the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the “Warrant Shares” shall mean the securities so issuable by such entity or the securities of the class of securities so issuable.
     All capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Purchase Agreement.
Section 1. Exercise of Warrant
     1.1. Manner of Exercise.
          (a) The Holder may exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment thereto) to be issued to the Holder as a result of such exercise, (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and (iii) by tendering payment for the Ordinary Shares designated by the Exercise Notice in lawful money of the United States or the State of Israel in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, or in any combination thereof, of an amount equal to the product of (A) the Warrant Price and (B) the number of Warrant Shares (without giving effect to any adjustment thereof) as to which this Warrant is being exercised.
          (b) Notwithstanding any provisions herein to the contrary, solely in the event of any exercise of this warrant effective upon, or immediately prior to, the closing of an the Company’s Initial Public Offering (“IPO”), a Liquidation Event (as defined in the Company’s Articles of Association in effect at the date hereof), if the fair market value of one of the Company’s Ordinary Share is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this warrant (or the portion thereof being canceled) by surrender of this warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of the Company’s Ordinary Share computed using the following formula:

X = Y (A-B) A
Where X =	the number of shares of the Company’s Ordinary Share to be issued to the Holder

Y =	the number of the Company’s Ordinary Share purchasable under the warrant or, if only a portion of the Warrant is being exercised, the portion of the warrant being canceled (at the date of such calculation) determined by the result of the amounts (in dollars) as to which the warrant is being exercised, divided by the Warrant Price

A =	the fair market value of one the Company’s Ordinary Share (at the date of such calculation)

B =	Warrant Price (as adjusted to the date of such calculation)
     For purposes of the above calculation, the fair market value of one share of the Company’s Ordinary Share shall be (i) in the event of an IPO, the per share offering price to the public of the Company’s IPO, (ii) in the event of a Liquidation Event, the value of the consideration payable to a holder of the Company’s Ordinary Share in such transaction (with the value of any non-cash consideration being determined in good faith by the Board of Directors of the Company, or (iii) in any other event, the fair market value of one Ordinary Share as determined in good faith by the Board of Directors.
     1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall be deemed to have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the Holder or Holders of record thereof.
     1.3. Delivery of Share Certificates Upon Exercise. As soon as practicable after exercise of this Warrant in accordance with this Section 1, but in no event later than five (5) Business Days after such exercise, the Company shall at its expense cause to be issued in the name of and delivered to the Holder or, subject to Section 4 of this Warrant, as the Holder may direct: (a) a certificate or certificates for the number of Warrant Shares, determined as provided in Section 2 of this Warrant, to which the Holder shall be entitled upon such exercise and, (b) unless this Warrant has expired or has been exercised in full, a new Warrant (or Warrants) substantially in the form of, and on the terms in, this Warrant, for the number of Warrant Shares remaining following such exercise (without giving effect to any adjustment thereto), and shall be subject to adjustment as provided for in this Warrant as of the date hereof.
Section 2. Adjustments to Number and Type of Warrant Shares
     2.1. General. The number of Warrant Shares that the Holder shall be entitled to receive upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder in the Exercise Notice, by a fraction, (i) the numerator of which shall be the Initial Warrant Price, and (ii) the denominator of which shall be the Warrant Price in effect for this Warrant on the date of such exercise.
     2.2. Adjustments.
          (a) Subdivision or Combination of Ordinary Shares. If the Company shall at any time after the Closing Date subdivide its outstanding Ordinary Shares into a greater number of shares (by any share split, share dividend or otherwise), then the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the Company shall at any time after the Closing Date combine its outstanding Ordinary Shares into a smaller number of shares (by any reverse share split or otherwise), then the Warrant Price in effect immediately prior to such combination shall be proportionately increased.
          (b) Reorganization or Reclassification. If any capital reorganization or reclassification of the share capital of the Company shall be effected at any time after the Closing Date in such a way that holders of Ordinary Shares shall be entitled to receive shares, securities or assets with respect to or in exchange for Ordinary Shares, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of this Warrant in full, as the case may be, such shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding such Ordinary Shares equal to the number of such Ordinary Shares immediately theretofore receivable upon such exercise of this Warrant in full had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares, securities or assets thereafter deliverable upon the exercise of such conversion rights.
          (c) Adjustment for Merger or Consolidation, etc.
          (i) Upon any merger or consolidation of the Company with or into another corporation (or other legal entity), or any sale of all or substantially all of the assets of the Company to another corporation (or other legal entity), this Warrant shall thereafter be exercisable (or shall be converted into a security that shall be exercisable) for the kind and amount of shares or other securities or property to which a Holder of the number of Ordinary Shares of the Company deliverable upon the exercise of this Warrant in full would have been entitled upon such merger, consolidation, or asset sale (and any distribution of assets to shareholders following such asset sale); and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors and in form and substance satisfactory to the Holders representing a majority of the Warrant Shares obtainable upon exercise of all Warrants then outstanding) shall be made in the application of the provisions in Section 2.2 set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in Section 2.2 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as possible, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.
          (ii) The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor (if other than the Company) resulting from such consolidation or merger or the person purchasing such assets shall assume by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder such shares, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon the exercise of this Warrant (or the security into which such Warrant is to be converted in connection with the consummation of such transaction).
Section 3. Covenants of the Company
     3.1. The Company covenants and agrees that:
          (a) all Ordinary Shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable;
          (b) during the period within which this Warrant may be exercised, it will at all times have authorized and reserved a sufficient number of Ordinary Shares to provide for the exercise of rights represented by this Warrant;
          (c) if it shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or a registration statement pursuant to the requirements of the Securities Act, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements the securities and exchange commission (including Rule 144 promulgated by such commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any restricted securities; and
          (d) it shall not, by amendment to its articles of association (whether by way of merger, operation of law, or otherwise) or reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment as if the Holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under applicable law. Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder with respect to this Warrant.
Section 4. Transfer
     4.1. Registration.
          (a) Registration. The Company shall number and register the Warrants in a register maintained at the registered office of the Company (the “Office”). The Company shall be entitled to treat the Holder of the Warrants as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person. Any Warrant may be transferred or endorsed to another party in whole or in part by surrendering to the Company, or its duly authorized agent, for cancellation the existing warrant certificate evidencing the Warrant to be transferred, endorsed or accompanied by a written instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the Holder thereof in person or by a duly authorized representative, agent or attorney-in-fact appointed in writing; provided, however, that this Warrant and the Warrant Shares (or any other securities) issuable upon exercise thereof, are subject to the provisions of that certain Shareholders Agreement, dated as of the Closing Date, by and among the Company, the Buyer and the Shareholders named therein (the “Shareholders Agreement”).
     4.2. Restrictive Legend.
          (a) This Warrant and the Warrant Shares issuable upon exercise thereof, are subject to the terms of the Shareholders Agreement. In addition to any legend required by the terms of the Shareholders Agreement to be stamped or otherwise imprinted on any certificate representing Ordinary Shares issued upon exercise of this Warrant, each certificate representing Ordinary Shares issued upon exercise of this Warrant and each certificate representing Ordinary Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the form as follows:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS.
          (b) If at any time any securities other than Ordinary Shares shall be issuable upon the exercise of this Warrant, such securities shall bear a legend similar to the one set forth above. Whenever the legend requirement imposed by the Shareholders Agreement shall terminate, the Holder shall be entitled to receive within five (5) Business Days from the Company, at the Company’s expense, a new Warrant certificate or certificates and new share certificates representing Ordinary Shares issued upon exercise of this Warrant, in each case, without such legends.
Section 5. Miscellaneous
     5.1. Notice of Adjustments.

          (a) In each case of any adjustment or readjustment in the Warrant Price and the Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly thereafter compute such adjustment or readjustment in accordance with the terms of this Warrant and provide written report thereof certified by the Chief Financial Officer or Treasurer of the Company to the Holder stating the number of Warrant Shares and the Warrant Price, after giving effect to such adjustment or readjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
          (b) The Company shall, within ten (10) days of receipt of a written request by Holders representing a majority of the Warrant Shares issuable upon exercise of the Warrants, cause independent certified public accountants of recognized national standing, which may be the regular auditors of the Company, selected by the Company to verify such computations reported pursuant to Section 5.1(a), other than any computation that pursuant to the provisions of this Warrant are to be determined reasonably and in good faith by the Board of Directors. The Company shall promptly prepare, and remit to the Holders, a copy of such independent accountant’s report setting forth such adjustment or readjustment, showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of the Warrant Price in effect immediately prior to such issuance or sale and as adjusted or readjusted.
          (c) The Company shall also keep copies of all such reports generated pursuant to this Section 5.1 at its registered offices and will cause the same to be available for inspection at such offices during normal business hours by the Holder or any prospective purchaser of this Warrant designated by Holder.
     5.2. Notice. Any notice that is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

if to the Company:

ALMA LASERS LTD. Haeshel 7 Caesarea Industrial Zone Caesarea Israel

Facsimile: +972 (0)4 627-5368 Attention: Chief Executive Officer
if to the Holder:

At the addresses set forth for the Holder on the signature pages hereto.

     or at any other address designated by a party to the other parties hereto in writing.
     5.3. No Change in Warrant Terms on Adjustment. Irrespective of any adjustment in the Warrant Price or the number of Ordinary Shares, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of Ordinary Shares as are stated herein and the Warrant Price and such number of Ordinary Shares specified herein shall be deemed to have been so adjusted.
     5.4. Exchange of Warrant. This Warrant is exchangeable upon the surrender hereof by Holder at such office or agency of the Company for a new warrant of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.
     5.5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     5.6. Governing Law; Consent to Jurisdiction. This Warrant shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Israel, without giving effect to conflict of laws principles thereof. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Israel with respect to this Warrant.
     5.7. Section Headings; Construction. The descriptive headings in this Warrant have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Warrant and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant and the agreements, documents and instruments executed and delivered in connection herewith.
     5.8. Remedies; Severability. Notwithstanding Section 5.8, it is specifically understood and agreed that any breach of the provisions of this Warrant by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Warrant.
     5.9. Integration. This Warrant, the Shareholders Agreement and the Purchase Agreement, including the exhibits referred to herein and therein, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     5.10. No Rights or Liabilities as Shareholder. Except as expressly set forth herein, nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or creditors of the Company.
     5.11. Waivers and Consents; Amendments.
          (a) For the purposes of this Warrant and all documents executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the Company and a majority in interest of the Holders; provided that any waiver effected as set forth in this 5.12(a) shall be binding on all Holders (whether or not any particular Holder executed such waiver).
          (b) No amendment to this Warrant may be made without the written consent of the Company and a majority in interest of the Holders; provided that any amendment effected as set forth in this 5.12(b) shall be binding on all Holders (whether or not any particular Holder executed such written consent).
     5.12. Certain Definitions.
          (a) As used in this Warrant “Business Day” means any day other than a Friday or Saturday or a day on which commercial banking institutions in the State of Israel are authorized or obligated by law or executive order to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.
          (b) Except as otherwise specified herein, all references herein:
          (i) to any person other than the Company, shall be deemed to include such person’s successors and assigns;
          (ii) to the Company shall be deemed to include the Company’s successors; and

          (iii) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.
          (c) When used in this Warrant, the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section” and “Exhibit” shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.
          (d) Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.
[Execution page follows]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized as of the date first written above.

COMPANY

ALMA LASERS LTD.

By:
Name:
Title:

HOLDER

Name:

Address:

EXHIBIT A
FORM OF EXERCISE NOTICE
To ALMA LASERS, LTD.:
     The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ___Ordinary Shares and herewith makes payment of $                     therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                                        .

Dated:

(Signature must conform in all respects to name
of Holder as specified on the face of Warrant.)

(Street Address)

	(City)	(State)	(Zip Code)